Exhibit 99.1

TTEC Announces Fourth Quarter and

Record Full Year 2021 Financial Results

Full Year 2021

Revenue was $2.273 Billion, up 16.6 Percent

Operating Income was $217.2 Million or 9.6 Percent of Revenue

Non-GAAP $286.2 Million or 12.6 Percent of Revenue

Net Income was $141.0 Million ($218.9 Million Non-GAAP)

Adjusted EBITDA was $354.4 Million or 15.6 Percent of Revenue

Fully Diluted EPS was $2.97 ($4.62 Non-GAAP)

Full year bookings of $751 Million, a company high

Fourth Quarter 2021

Revenue was $612.3 Million

Operating Income was $51.9 Million or 8.5 Percent of Revenue

Non-GAAP $68.3 Million or 11.2 Percent of Revenue

Net Income was $28.7 Million ($51.2 Million Non-GAAP)

Adjusted EBITDA was $84.1 Million or 13.7 Percent of Revenue

Fully Diluted EPS was $0.61 ($1.08 Non-GAAP)

Signs Bookings of $206 Million in the Fourth Quarter and $751 Million in 2021

Provides Outlook for Full Year 2022

DENVER, March 1, 2022 – TTEC Holdings, Inc. (NASDAQ: TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the fourth quarter and full year ended December 31, 2021.

"TTEC delivered another banner year in 2021, highlighted by record bookings, revenue, and adjusted EBITDA and EPS. Along with these strong financial results, we executed the strategic acquisition of Avtex, a leading private CX technology and services company, announced the pending strategic acquisition of the public sector citizen experience platform of Faneuil, Inc., and announced the expansion of our core CX footprint into new emerging markets, including South Africa and Colombia," commented Ken Tuchman, chairman and chief executive officer of TTEC. "Our momentum continues to accelerate as the hypergrowth disruptors, multinational enterprises, and public sector continue to invest heavily to meet the heightened demands of the experience economy. TTEC’s technology-enabled Customer Experience as a Service platform is uniquely positioned to deliver the outcomes that matter most to our clients and their customers.”

Tuchman continued, "As TTEC commemorates its 40th anniversary this year, we embark on our next phase of growth. No other company has made our deeply singular commitment to customer experience and engagement. Our highly differentiated platform, growing backlog and sales pipeline, expanding technology partnerships, and continued execution of strategic acquisitions, positions us well to deliver exceptional value to our clients and shareholders in 2022 and beyond."

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FULL YEAR 2021 FINANCIAL HIGHLIGHTS

Revenue

•	Full year 2021 GAAP revenue increased 16.6 percent to $2.273 billion compared to $1.949 billion in the prior year.

•	Foreign exchange had a $18.7 million positive impact on revenue for the full year 2021.

Income from Operations

•	Full year 2021 GAAP income from operations was $217.2 million, or 9.6 percent of revenue, compared to $204.7 million, or 10.5 percent of revenue in the prior year.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, cybersecurity incident related impact, and other items, was $286.2 million or 12.6 percent of revenue versus $242.4 million or 12.4 percent for the prior year.

•	Foreign exchange had a $3.7 million positive impact on Non-GAAP income from operations for the full year 2021.

Adjusted EBITDA

•	Full year 2021 Non-GAAP Adjusted EBITDA was $354.4 million, or 15.6 percent of revenue, compared to $304.0 million, or 15.6 percent of revenue in the prior year.

Earnings Per Share

•	Full year 2021 GAAP fully diluted earnings per share was $2.97 compared to $2.52 for the prior year.

•	Non-GAAP fully diluted earnings per share was $4.62 compared to $3.82 in the prior year.

Bookings

•	During the full year 2021, TTEC signed an estimated $751 million in annualized contract value compared to $659 million in the prior year. Full year bookings mix was diversified across segments, verticals, and geographies.

FOURTH QUARTER 2021 FINANCIAL HIGHLIGHTS

Revenue

•	Fourth quarter 2021 GAAP revenue increased 7.2 percent to $612.3 million compared to $571.0 million in the prior year period.

•	Foreign exchange had a $1.9 million negative impact on revenue in the fourth quarter 2021.

Income from Operations

•	Fourth quarter 2021 GAAP income from operations was $51.9 million, or 8.5 percent of revenue, compared to $61.6 million, or 10.8 percent of revenue in the prior year period.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, cybersecurity incident related impact, and other items, was $68.3 million or 11.2 percent of revenue versus $73.9 million or 12.9 percent for the prior year period.

•	Foreign exchange had a $2.6 million positive impact on Non-GAAP income from operations in the fourth quarter 2021.

Adjusted EBITDA

•	Fourth quarter 2021 Non-GAAP Adjusted EBITDA was $84.1 million, or 13.7 percent of revenue, compared to $92.3 million, or 16.2 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

Earnings Per Share

•	Fourth quarter 2021 GAAP fully diluted earnings per share was $0.61 compared to $0.94 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $1.08 compared to $1.22 in the prior year period.

Bookings

•	During the fourth quarter 2021, TTEC signed an estimated $206 million in annualized contract value compared to $188 million in the prior year period. Fourth quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the fourth quarter 2021 was $76.2 million compared to $85.1 million for the fourth quarter 2020. For the full year 2021, cash flow from operations was $251.3 million compared to $271.9 million for the same period 2020.

•	Capital expenditures in the fourth quarter 2021 were $19.6 million compared to $11.9 million for the fourth quarter 2020. For the full year 2021, capital expenditures were $60.4 million compared to $59.8 million for the same period 2020.

•	As of December 31, 2021, TTEC had cash and cash equivalents of $158.2 million and debt of $797.1 million, resulting in a net debt position of $638.9 million. This compares to a net debt position of $263.4 million for the same period 2020. The increase in net debt is primarily attributable to the acquisition of Avtex Solutions Holdings, LLC in April 2021.

•	As of December 31, 2021, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $565 million compared to $510 million for the same period 2020.

•	TTEC paid a $0.47 per share, or $22.1 million, semi-annual dividend on October 22, 2021. On February 24, 2022, the Board declared the next semi-annual dividend of $0.50 per share, payable on April 20, 2022 to shareholders of record as of March 31, 2022. This dividend represents a 6.4 percent increase over the October 2021 dividend and 16.3 percent over the April 2021 dividend.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Fourth quarter 2021 GAAP revenue for TTEC Digital increased 56.4 percent to $118.4 million from $75.7 million for the year ago period. Income from operations was $13.0 million or 11.0 percent of revenue compared to operating income of $7.6 million or 10.1 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $20.2 million, or 17.1 percent of revenue compared to operating income of $9.9 million or 13.1 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Fourth quarter 2021 GAAP revenue for TTEC Engage decreased 0.3 percent to $493.9 million from $495.3 million for the year ago period. Income from operations was $38.9 million or 7.9 percent of revenue compared to operating income of $54.0 million or 10.9 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $48.1 million, or 9.7 percent of revenue compared to operating income of $64.0 million or 12.9 percent of revenue in the prior year period.

•	Foreign exchange had a $2.0 million negative impact on revenue and $2.5 million positive impact on income from operations.

BUSINESS OUTLOOK

“We delivered strong 2021 financial results across all key metrics, further demonstrating the importance of our end-to-end, technology-enabled CX solutions,” commented Dustin Semach, chief financial officer of TTEC. “We are excited about our future, propelled by our reputation of delivering value-driven outcomes, a history of innovation, and an unmatched differentiated CX technology and services platform. The successful transformation of our business over the years has made us stronger, more diversified across our capabilities, industry expertise, and geographies, and more indispensable to our clients.”

Semach continued, “We expect these accomplishments alongside the size and diversity of our bookings, revenue backlog, and sales pipeline to enable strong profitable growth in 2022, including the pending closing of our acquisition of certain public sector assets of Faneuil, Inc. We remain committed to maximizing shareholder value through continuous innovation, increased market share, profitable organic and inorganic growth, and capital distributions.”

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

Our full-year 2022 outlook including acquisition of Faneuil assets is as follows:

TTEC Full Year 2022 Outlook
	First Quarter 2022 Guidance	Full Year 2022 Guidance
Revenue	$570M — $577M	$2,575M — $2,605M
Non-GAAP adjusted EBITDA	$80M — $84M	$372M — $388M
Non-GAAP adjusted EBITDA margins	14.0% — 14.5%	14.5% — 14.9%
Non-GAAP operating income	$63M — $67M	$303M — $319M
Non-GAAP operating income margins	11.1% — 11.7%	11.8% — 12.3%
Interest expense, net	($3M) — ($4M)	($20M) — ($21M)
Effective tax rate	21% — 23%	21% — 23%
Diluted share count	47.4M — 47.8M	47.4M — 47.8M
Non-GAAP earnings per a share	$0.98 — $1.04	$4.70 — $4.97

Engage Full Year 2022 outlook
	First Quarter 2022 Guidance	Full Year 2022 Guidance
Revenue	$465M — $469M	$2,093M — $2,113M
Non-GAAP adjusted EBITDA	$67M — $69M	$297M — $307M
Non-GAAP adjusted EBITDA margins	14.4% — 14.7%	14.2% — 14.5%
Non-GAAP operating income	$53M — $55M	$240M — $250M
Non-GAAP operating income margins	11.5% — 11.8%	11.5% — 11.8%

Digital Full Year 2022 outlook
	First Quarter 2022 Guidance	Full Year 2022 Guidance
Revenue	$105M — $108M	$482M — $492M
Non-GAAP adjusted EBITDA	$13M — $15M	$75M — $81M
Non-GAAP adjusted EBITDA margins	12.3% — 13.8%	15.6% — 16.5%
Non-GAAP operating income	$10M — $12M	$63M — $69M
Non-GAAP operating income margins	9.6% — 11.2%	13.1% — 14.0%

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

We estimate the first half - second half 2022 mix as follows:

•	Revenue: 46 percent first half, 54 percent second half

•	Non-GAAP Operating Income: 43 percent first half, 57 percent second half

•	Non-GAAP Adjusted EBITDA: 44 percent first half, 56 percent second half

•	Non-GAAP Earnings Per Share: 43 percent first half, 57 percent second half

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income margins, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including asset impairment, restructuring and integration charges, cybersecurity incident-related costs, gains or losses on the sale of business units or other assets, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income margins, net income margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s 2022 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's nearly 65,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. In this release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.  Important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others, the risks related to our business operations and strategy, including the risks related to our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; risks inherent in the reliability of our information technology systems; risks related to our information technology infrastructure’s cybersecurity in general, and criminal activity such as ransomware, other malware and data exfiltration or destruction in particular, which can impact our ability to consistently deliver uninterrupted service to our clients; our dependence on third parties for our cloud solutions; risks inherent in our transition to a work from home environment; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; the risk related to our international operations; the risks related to legal and regulatory impact on our operations, including rapidly changing laws that regulate our and our clients’ business, such as data privacy and data protection laws, regulatory changes impacting our healthcare businesses, financial and public sector specific regulations, our ability to comply with these laws timely and cost effectively; and the cost of wage and hour litigation in the United States; the impact of the COVID-19 pandemic and post-pandemic economic and regulatory realities on our business and our clients’ business; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$612,315	$570,974	$2,273,062	$1,949,248

Operating Expenses:
Cost of services	467,340	425,451	1,704,109	1,452,719
Selling, general and administrative	58,511	57,235	239,994	203,902
Depreciation and amortization	26,051	21,808	96,706	78,862
Restructuring charges, net	1,195	700	3,807	3,264
Impairment losses	7,305	4,165	11,254	5,809
Total operating expenses	560,402	509,359	2,055,870	1,744,556

Income From Operations	51,913	61,615	217,192	204,692

Other income (expense), net	(4,738)	(3,366)	(9,308)	(34,424)

Income Before Income Taxes	47,175	58,249	207,884	170,268

Provision for income taxes	(14,424)	(11,284)	(49,695)	(40,937)

Net Income	32,751	46,965	158,189	129,331

Net income attributable to noncontrolling interest	(4,003)	(2,542)	(17,219)	(10,683)

Net Income Attributable to TTEC Stockholders	$28,748	$44,423	$140,970	$118,648

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.61	$0.95	$3.01	$2.54
Diluted	$0.61	$0.94	$2.97	$2.52

Income From Operations Margin	8.5%	10.8%	9.6%	10.5%
Net Income Margin	5.3%	8.2%	7.0%	6.6%
Net Income Attributable to TTEC Stockholders Margin	4.7%	7.8%	6.2%	6.1%
Effective Tax Rate	30.6%	19.4%	23.9%	24.0%

Weighted Average Shares Outstanding
Basic	46,989	46,736	46,890	46,647
Diluted	47,372	47,232	47,386	46,993

TTEC HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue:
TTEC Digital	$118,436	$75,715	$414,104	$306,985
TTEC Engage	493,879	495,259	1,858,958	1,642,263
Total	$612,315	$570,974	$2,273,062	$1,949,248

Income From Operations:
TTEC Digital	$13,000	$7,639	$35,437	$45,316
TTEC Engage	38,913	53,976	181,755	159,376
Total	$51,913	$61,615	$217,192	$204,692

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$158,205	$132,914
Accounts receivable, net	357,310	378,397
Other current assets	182,472	145,491
Total current assets	697,987	656,802

Property and equipment, net	168,404	178,706
Operating lease assets	90,180	120,820
Goodwill	739,481	363,502
Other intangibles assets, net	212,349	112,059
Other assets	88,403	84,519

Total assets	$1,996,804	$1,516,408

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$70,415	$66,658
Accrued employee compensation and benefits	156,324	163,658
Deferred revenue	95,608	39,956
Current operating lease liabilties	44,460	43,651
Other current liabilities	77,589	82,247
Total current liabilities	444,396	396,170

Long-term liabilities:
Line of credit	791,000	385,000
Non-current operating lease liabilities	64,419	98,277
Other long-term liabilities	102,648	126,223
Total long-term liabilities	958,067	609,500

Redeemable noncontrolling interest	56,316	52,976

Equity:
Common stock	470	467
Additional Paid in Capital	361,135	360,293
Treasury stock	(597,031)	(601,214)
Accumulated other comprehensive income (loss)	(98,426)	(72,156)
Retained earnings	856,065	757,312
Noncontrolling interest	15,812	13,060
Total equity	538,025	457,762

Total liabilities and equity	$1,996,804	$1,516,408

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,
	2021	2020
Cash flows from operating activities:
Net income	$158,189	$129,331
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	96,706	78,862
Amortization of contract acquisition costs	983	590
Amortization of debt issuance costs	1,016	732
Imputed interest expense and fair value adjustments to contingent consideration	1,168	4,484
Provision for credit losses	(350)	494
Loss on disposal of assets	1,127	521
Loss on dissolution of subsidiary	-	19,905
Impairment losses	11,254	5,809
Deferred income taxes	831	(5,193)
Excess tax benefit from equity-based awards	(5,301)	(726)
Equity-based compensation expense	16,425	12,507
Loss / (gain) on foreign currency derivatives	(213)	103
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	40,156	(40,625)
Prepaids and other assets	18,407	57,597
Accounts payable and accrued expenses	(17,209)	76,726
Deferred revenue and other liabilities	(71,893)	(69,197)
Net cash provided by operating activities	251,296	271,920

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	93	20
Purchases of property, plant and equipment	(60,358)	(59,772)
Acquisitions	(481,718)	(52,675)
Net cash used in investing activities	(541,983)	(112,427)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	406,000	95,000
Payments on other debt	(6,626)	(8,619)
Payments of contingent consideration and hold back payments to acquisitions	(11,517)	(48,686)
Dividends paid to shareholders	(42,217)	(134,554)
Payments to noncontrolling interest	(10,984)	(10,801)
Tax payments related to the issuance of restricted stock units	(11,397)	(4,521)
Payments of debt issuance costs	(3,614)	(45)
Net cash provided by / (used in) financing activities	319,645	(112,226)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(7,291)	6,157

Increase in cash, cash equivalents and restricted cash	21,667	53,424
Cash, cash equivalents and restricted cash, beginning of period	159,015	105,591
Cash, cash equivalents and restricted cash, end of period	$180,682	$159,015

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$612,315	$570,974	$2,273,062	$1,949,248

Reconciliation of Adjusted EBITDA:

Net Income	$32,751	$46,965	$158,189	$129,331
Interest income	(181)	(235)	(761)	(1,656)
Interest expense	3,697	2,038	12,384	17,489
Provision for income taxes	14,424	11,284	49,695	40,937
Depreciation and amortization	26,051	21,808	96,706	78,862
Asset impairment and restructuring charges	8,500	4,865	15,061	9,073
Gain on sale of business units	-	-	-	(596)
Changes in acquisition contingent consideration	122	2,526	1,168	(1,823)
Grant income for pandemic relief	33	-	(8,142)	-
Cybersecurity incident related impact, net of insurance recovery	(5,796)	-	13,659	-
Loss on dissolution of subsidiary	-	-	-	19,905
Equity-based compensation expenses	4,456	3,036	16,425	12,507

Adjusted EBITDA	$84,057	$92,287	$354,384	$304,029

Adjusted EBITDA Margin	13.7%	16.2%	15.6%	15.6%

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$32,751	$46,965	$158,189	$129,331
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	26,051	21,808	96,706	78,862
Other	17,432	16,363	(3,599)	63,727
Net cash provided by operating activities	76,234	85,136	251,296	271,920

Less - Total Cash Capital Expenditures	19,580	11,945	60,358	59,772

Free Cash Flow	$56,654	$73,191	$190,938	$212,148

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$51,913	$61,615	$217,192	$204,692
Restructuring charges, net	1,195	700	3,807	3,264
Impairment losses	7,305	4,165	11,254	5,809
Grant income for pandemic relief	33	-	(8,142)	-
Cybersecurity incident related impact, net of insurance recovery	(5,796)	-	13,659	-
Equity-based compensation expenses	4,456	3,036	16,425	12,507
Amortization of purchased intangibles	9,238	4,387	31,990	16,175

Non-GAAP Income from Operations	$68,344	$73,903	$286,185	$242,447

Non-GAAP Income from Operations Margin	11.2%	12.9%	12.6%	12.4%

Reconciliation of Non-GAAP EPS:

Net Income	$32,751	$46,965	$158,189	$129,331
Add:Asset impairment and restructuring charges	8,500	4,865	15,061	9,073
Add:Equity-based compensation expenses	4,456	3,036	16,425	12,507
Add:Amortization of purchased intangibles	9,238	4,387	31,990	16,175
Add:Interest charge related to future purchase of remaining 30% for Motif acquisition	-	-	-	6,273
Add:Loss on dissolution of subsidary	-	-	-	19,905
Add:Cybersecurity incident related impact, net of insurance recovery	(5,796)	-	13,659	-
Less:Changes in acquisition contingent consideration	122	2,526	1,168	(1,823)
Less:Gain on sale of business units	-	-	-	(596)
Less:Grant income for pandemic relief	33	-	(8,142)	-
Less:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	1,922	(4,205)	(9,446)	(11,130)

Non-GAAP Net Income	$51,226	$57,574	$218,904	$179,715

Diluted shares outstanding	47,372	47,232	47,386	46,993

Non-GAAP EPS	$1.08	$1.22	$4.62	$3.82

Reconciliation of Adjusted EBITDA by Segment :	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q4 21	Q4 20	Q4 21	Q4 20	YTD 21	YTD 20	YTD 21	YTD 20
Earnings before Income Taxes	$34,254	$50,580	$12,920	$7,669	$172,365	$124,822	$35,517	$45,446
Interest income / expense, net	3,546	1,835	(29)	(32)	11,760	15,966	(134)	(133)
Depreciation and amortization	16,896	17,881	9,155	3,926	66,239	64,832	30,467	14,030
Asset impairment and restructuring charges	8,546	4,865	(46)	-	14,638	7,620	422	1,453
Gain on sale of business units	-	-	-	-	-	(596)	-	-
Grant income for pandemic relief	33	-	-	-	(8,036)	-	(106)	-
Changes in acquisition contingent consideration	122	2,526	-	-	1,168	(1,823)	-	-
Loss on dissolution of subsidiary	-	-	-	-	-	19,905	-	-
Cybersecurity incident related impact, net of insurance recovery	(5,792)	-	(4)	-	13,429	-	230	-
Equity-based compensation expenses	3,099	1,883	1,357	1,154	11,604	8,433	4,821	4,074

Adjusted EBITDA	$60,704	$79,570	$23,353	$12,717	$283,167	$239,159	$71,217	$64,870